Southern Security Bank Corporation
                         EXECUTIVE Employment Agreement
                        Date of Agreement: June 11, 1992

                         EXECUTIVE Employment Agreement
                                       of
                                Philip C. Modder

         Agreement effective this 11th day of June, 1992, by and between SOUTHERN SECURITY BANK CORPORATION, a Florida corporation, having its principal place of business at 805 East Hillsboro Boulevard Suite 102, Post Office Box 1064, Deerfield Beach, Florida 33441 (hereinafter the "COMPANY"), and PHILIP C. MODDER, whose address is Post Office Box 520, Boca Raton, Florida 33429, (hereinafter the "EXECUTIVE").

         For the mutual covenants hereinafter set forth and for other good and valuable consideration, the receipt of which is hereby acknowledged, the COMPANY agrees to employ the EXECUTIVE and the EXECUTIVE agrees to be employed by the COMPANY on the following terms and conditions:

1.       Term.

         The term of this EXECUTIVE Employment Agreement (hereinafter the "Agreement") shall be for a period of five (5) years commencing on June 11, 1992, (the "Commencement Date") and ending on the fifth (5th) anniversary of the Commencement Date, to-wit June 11, 1997. Any renewal of this Agreement shall be negotiated, reduced to writing, and executed by the parties hereto no less than one (1) year prior to the expiration of this Agreement. If at least six (6) months prior to the expiration of this Agreement the parties have failed to agree upon the renewal terms of this Agreement and the COMPANY has not delivered written notice to the EXECUTIVE of the COMPANY's intent to terminate this Agreement on the expiration thereof, this Agreement shall automatically be extended for an additional five (5) year period.

2.       Employment Duties.

         The EXECUTIVE shall devote his efforts, skills, attention, and such time as he deems necessary, exclusively to the business and affairs of the COMPANY and shall serve the COMPANY faithfully and competently and shall at all times act in the COMPANY'S best interest. The EXECUTIVE shall serve as the COMPANY's Chief Executive Officer and as Chairman of the COMPANY's Board of Directors. EXECUTIVE shall supervise all aspects of the activities and functions of the COMPANY and its affiliate banking companies and subsidiaries under the direction of the Board of Directors. Such supervisory and management responsibilities shall include:


          (a) Supervision of implementation and control of present and future organizational objectives.

          (b) Supervision of the preparation of the fiscal budgeting for the COMPANY.

          (c) Supervision and review of the fiscal budgeting and planning for the COMPANY's affiliates and subsidiaries.

          (d)       Managerial   support  and   assistance   to  the   COMPANY's
                    affiliates and subsidiaries.

          (e) Managerial support and formulation of policies for the COMPANY and the COMPANY's affiliates and subsidiaries regarding the investment and loan portfolios thereof including serving as a voting member of the COMPANY's loan committee or committees and as Chairman of the COMPANY's asset, liability, management, and ALCO committees.

          (f)       Supervision of solicitation, recruitment, and procurement of
                    financial   institutions   as   potential   candidates   for
                    investment, acquisition, or merger by or with the COMPANY.

          (g) Review of letters of intent, stock purchase agreements, and/or merger agreements between the COMPANY and financial institutions for investment, acquisition, and/or merger by or with the COMPANY.

          (h) Review of the examination of the assets, liabilities, and capital accounts of financial institutions for investment, acquisition, and/or merger by or with the COMPANY.

          (i)       Review  of  the  pre-closing,   closing,   and  post-closing
                    activities for acquisition of financial institutions by the COMPANY.

          (j) Review of regulatory affairs with the Federal Reserve Bank, the Florida Department of Banking and Finance, the Office of the Comptroller of the Currency, the Federal Deposit Insurance Corporation, the Securities Exchange Commission, and other governmental agencies regarding the ongoing operations of the COMPANY and the COMPANY's subsidiaries and affiliates, including review of applications to said governmental agencies for pre-closing, closing, and post-closing activities for acquisition of financial institutions by the COMPANY.

The EXECUTIVE'S sole place of employment with the COMPANY shall be located in Palm Beach County, Florida.

3.       Base Compensation.

         The COMPANY shall pay to the EXECUTIVE, and the EXECUTIVE agrees to accept, minimum base compensation of:

          (a) One Hundred Fifty Thousand Dollars ($150,000) per year for the initial year of this Agreement, which base compensation shall increase to

          (b) One Hundred Sixty-Five Thousand Dollars ($165,000) per year on the first anniversary of the Commencement Date, to

          (c)       One  Hundred   Eighty-One   Thousand  Five  Hundred  Dollars
                    ($181,500) per year on the second anniversary of the Commencement Date, to

          (d)       One Hundred  Ninety-nine  Thousand Six Hundred Fifty Dollars
                    ($199,650)  per  year  on  the  third   anniversary  of  the
                    Commencement Date, to

          (e) Two Hundred Nineteen Thousand Six Hundred Fifteen Dollars ($219,615) per year on the fourth anniversary of the Commencement Date.

          (f) In the event the employment is extended for any period as provided for in this Agreement, the salary shall increase for each subsequent year at a rate equal to the greater of:
                    110% of the previous years' salary or the EXECUTIVE's last years' salary increased by the Consumer Price Index, CPI, rounded up to the nearest $100. For example, on the fifth anniversary of the Commencement Date under this Agreement, the EXECUTIVE's salary shall be equal to the greater of:
                    $219,615 times 1.10 which equals $241,600 or the CPI increase (assuming the CPI for this period is 11%), then the next years' salary would increase to $243,800 it being the greater amount.

4.       Additional Compensation.

         In addition to the base compensation set forth in Paragraph 3, above, the COMPANY shall pay the EXECUTIVE the following as additional compensation:

          (a) During the term of this Agreement and any renewal term thereof, the EXECUTIVE shall receive, for each fiscal year of the COMPANY (or part thereof as to fiscal year 1992), a salary incentive equal to 2.5% of the pre-tax net income of the COMPANY, which bonus incentive shall be paid in cash to the EXECUTIVE within fifteen (15) days after receipt by the COMPANY of the COMPANY's audited financial statements for the fiscal year. If this Agreement is terminated prior to the end of the fiscal year, the incentive bonus due to the EXECUTIVE shall be prorated through the last day of EXECUTIVE's employment during such fiscal year. For purposes of calculating the bonus incentive, pre-tax net income shall be based upon the COMPANY's year-end audited financial statements as determined in the course of the COMPANY's normal audit. The determination and calculation of the COMPANY's pre-tax net income and the EXECUTIVE's bonus incentive by the COMPANY's independent certified public accountant shall be conclusive and binding upon the COMPANY and the EXECUTIVE. If the EXECUTIVE is required to pay any income taxes attributable to the foregoing the COMPANY shall pay said taxes, when due.

          (b)       In  addition,  in the event the COMPANY  acquires  all, or a portion of, or merges with an existing financial institution, the EXECUTIVE shall receive an incentive bonus equal to 0.20% of the gross assets for each such transaction, which bonus shall be payable upon the closing of such acquisition. For example, if such a transaction represented $50 million in assets, the bonus would be equal to ($100,000, ($50,000 x 0.0020). If the EXECUTIVE is required to pay any income taxes attributable to the foregoing, the COMPANY shall pay said taxes, when due.

5.       Stock Options.

          (a) As of June 11, 1992, the COMPANY hereby grants to EXECUTIVE stock options to purchase the greater of Two Hundred and Eight Thousand (208,000) shares of the COMPANY's common stock, or 4.0% of the outstanding shares issued pursuant to the Private Offering Memorandum dated June 11, 1992, or any future offerings Public or Private, at a price equal to 110%of the Book Value per share, on the date said Stock Options are granted. For example, let us assume that the net worth of the COMPANY was equal to $1 Million, and the then total number shares outstanding was 10 Million shares, on the date of granting of said options, then the Option Price would be equal to 11(cent)per share; ($1,000,000/10,000,000)
                    x 110% = $0.11/share. Options for the greater of Forty-one Thousand Six Hundred (41,600) shares or 0.80% of the then total outstanding shares shall vest and become exercisable on each of the four annual anniversaries following the Commencement Date. In the event any additional or future Private or Public offerings are consummated, EXECUTIVE shall be immediately entitled to additional stock options in amounts and equivalent percentages as recited in this paragraph at the price computed in the above example, pursuant to any future Public or Private offerings; the EXECUTIVE shall have been granted stock options totaling least 4.0% of the total outstanding shares. The EXECUTIVE may exercise any such stock options at or prior to ten years (10 years) following the granting of any such stock options at EXECUTIVE's sole discretion, whether or not the EXECUTIVE is employed by the COMPANY. This Stock Option provision does not require execution of any other agreement, the granting of the options recited above shall be automatic, and does not require annual "granting" letters to the EXECUTIVE by the COMPANY.

          (b) If permitted by applicable law, the COMPANY shall loan to EXECUTIVE such amounts as may be required in order for EXECUTIVE to exercise the stock options provided in this Paragraph 5 the amount of which loans shall not be in excess of the exercise price thereof. The terms of any such loan shall include a period of repayment of not less than thirty
                    (30) months and an annual interest rate not in excess of the Prime Rate plus 1%, subject, however, to applicable state and federal law and regulations.

          (c) If this Agreement or any renewal thereof terminates for any reason, all stock option provided in this Paragraph 5 shall fully vest and become exercisable as of the date of termination of this Agreement and the EXECUTIVE shall have ten (10) years from the date of such termination to exercise such stock options.

          (d) If any option provided in this Paragraph 5 does not qualify as an "incentive stock option" as defined in Section 422 of the Internal Revenue Code of 1986, as amended, the COMPANY shall reimburse the EXECUTIVE for the amount of any taxes which the EXECUTIVE is required to pay by reason thereof, which payment shall be made within five (5) days notice by EXECUTIVE to COMPANY, when such EXECUTIVE's tax payment is due.

6.       Executive Benefits.

         The COMPANY shall provide EXECUTIVE with the following benefits;

         (a) At the COMPANY's sole expense, comprehensive medical and dental insurance for the EXECUTIVE, his spouse, and his children.

         (b)      Disability insurance as follows;

                  (1) For the first year of the EXECUTIVE's disability, disability benefits payable to the EXECUTIVE in an amount equal to the greater of One Hundred Thousand Dollars ($100,000) or sixty (60%) percent of the EXECUTIVE's total annual compensation (including base compensation, additional compensation, and any other benefit provided to the EXECUTIVE under this Agreement which is deemed income to the EXECUTIVE) based upon the twelve (12) month period ending on the date the EXECUTIVE became disabled;

                  (2) For each year disability payments are payable to the EXECUTIVE after the initial year, an amount equal to the amount payable in the initial year, plus cost of living increases equal to the lesser of the CPI or twelve (12%) percent;

                  (3) The disability benefits shall be payable to the EXECUTIVE until he reaches the age of sixty-five
                           (65);

                  (4)      The   disability   benefits  shall  be  paid  to  the
                           EXECUTIVE on a monthly basis;

                  (5) The policy of disability insurance shall be owned by the EXECUTIVE and the EXECUTIVE shall pay the premiums therefor for which the COMPANY shall reimburse the EXECUTIVE. If such reimbursement is deemed taxable income, the COMPANY shall reimburse the EXECUTIVE for said taxes.

          (c) A whole life annuity insurance policy in the face amount of One Million Seven Hundred Fifty Thousand Dollars ($1,750,000) wherein the EXECUTIVE is the owner of said policy. The COMPANY shall purchase said policy within ten
                    (10) days of the date of execution of this Agreement and shall maintain and pay the premiums for said policy for a period of eight (8) years thereafter regardless of whether this Agreement is terminated prior thereto. Any income taxes which the EXECUTIVE is required to pay as a result of the COMPANY's payment of the premiums on said policy shall be reimbursed to the EXECUTIVE by the COMPANY. The EXECUTIVE shall have the right to designate the beneficiaries of said policy.

          (d) The EXECUTIVE shall permit the COMPANY to purchase and maintain at the COMPANY's sole expense term life insurance coverage on the EXECUTIVE's life in an amount not in excess of One Million Dollars ($1,000,000) and the COMPANY shall be the beneficiary of said policy.

          (e) Membership for the EXECUTIVE and his family in two (2) country clubs of EXECUTIVE's choice including, but limited to, the Boca Raton Hotel and Country Club. The COMPANY shall pay the EXECUTIVE's initiation fees, annual dues, and usage charges for said memberships, which memberships shall be in the name of the EXECUTIVE and his family. Upon termination of this Agreement, said memberships shall be retained by and transferred to the EXECUTIVE. If the EXECUTIVE is required to pay income tax attributable to these memberships, the COMPANY shall reimburse the EXECUTIVE for said income taxes.

          (f) An automobile allowance for the term of this Agreement of Nine Hundred Dollars ($900) per month, plus annual increases thereof equal to the increases in the CPI, plus sales taxes, insurance, tag and registration fees, maintenance and servicing expenses, costs of tires and accessories, fuel and lubrication costs, and mobile cellular telephone expense, usage tolls and costs. If the EXECUTIVE is required to pay any income taxes attributable to the foregoing, the COMPANY shall reimburse the EXECUTIVE for said taxes, when due.

          (g) If this Agreement is terminated for any reason other than the EXECUTIVE's death or permanent disability, the COMPANY shall continue to pay all premiums on the EXECUTIVE's comprehensive medical and dental insurance, and disability insurance for a period of two (2) years following the date of termination.

          (h) The COMPANY shall reimburse the EXECUTIVE for expenditures made by the EXECUTIVE on behalf of the COMPANY (i.e., business expenses).

7.       Vacation.

         EXECUTIVE shall be entitled to a paid vacation for four (4) calendar weeks per year during the employment period. Such vacation time allowance shall not cumulatively accrue, and any unused vacation time for each year of the employment period shall be not be forfeited by EXECUTIVE if any such unused vacation days are not used during such year, may be used in any subsequent year[s] at the EXECUTIVE's discretion. EXECUTIVE shall also be entitled to all paid holidays made generally available by the COMPANY.

8.       Death or Disability.

         If, while the EXECUTIVE is employed by the COMPANY, he dies or suffers a physical or mental disability which prevents him, for a period of six
         (6) consecutive months, from performing his employment duties under this Agreement, his employment shall terminate effective the date of death or the end of such six month period, as applicable. In the event of such termination, the EXECUTIVE's base compensation and additional compensation shall be continued for a period of twelve (12) months, after such termination, and shall be paid to the EXECUTIVE if he is alive, or to his personal representatives, if deceased, and shall be in addition to any other compensation or benefits provided for in this Agreement.

9.       Change of Control.

          (a) For the purposes of this Agreement, a "Change of Control" shall be deemed to have taken if:

                  (1) any person, including a "group" as defined in Section 13(d)(3) of the Securities Exchange Act of 1934 as amended, becomes the owner or beneficial owner of the COMPANY securities, after the date of this Agreement, having twenty (20%) percent or more of the combined voting power of the then outstanding securities of the COMPANY that may be cast for the election of directors of the COMPANY (other than as a result of an issuance of securities initiated by the COMPANY, or open market purchases approved by the Board, as long as the majority of the Board approving the purchases is the majority at the time the purchases are made), or

                  (2) the persons who were the directors of the COMPANY before such transactions shall cease to constitute a majority of the Board of the COMPANY, or any successor to the COMPANY, as the direct or indirect result of, or in connection with, any cash tender or change offer, merger or other business combination, sale of assets or contested election or any combination of the foregoing transactions.

          (b) The EXECUTIVE may at any time after the date on which the change of control occurs terminate this Agreement upon the giving of at least sixty (60) days written notice and the COMPANY shall pay the EXECUTIVE a lump sum amount equal to 200% of the EXECUTIVE's total annual compensation (including base compensation, additional compensation, and any other benefits provided under this Agreement which are deemed taxable income to the EXECUTIVE) based upon the twelve (12) month period ending on the effective date of the termination, which payment shall be made within five (5) days after the effective date of said termination.

10.      Termination.

          (a) The COMPANY may terminate this Agreement at any time for cause. "Cause" shall mean an order of the FDIC, the Board of Governors of the Federal Reserve System, the Florida Department of Banking and Finance, or any other governmental agency with lawful jurisdiction thereof, which prohibits the EXECUTIVE from participation in the conduct of the affairs of the COMPANY, which order has become final after all judicial and/or administrative appeals have been exhausted. If the COMPANY elects to terminate the EXECUTIVE for cause as herein provided, the effective date of such termination shall be the date on which said order becomes final as defined herein and the COMPANY shall be obligated to pay to EXECUTIVE all compensation he is entitled to under the terms of this Agreement.

          (b) The EXECUTIVE may terminate this Agreement or any renewal thereof at any time upon the giving of sixty (60) days written notice to the COMPANY and, upon the effective date of such termination, the COMPANY shall pay the EXECUTIVE the lump sum payment described in Paragraph 9(b) of this Agreement within five (5) days after the date of such termination. In addition, the employee benefits provided to the EXECUTIVE shall continue for the periods of time as set forth in this Agreement.

11.      Restrictive Covenant.

          (a) During the time the EXECUTIVE is employed by the COMPANY under this Agreement and for a six (6) month period after EXECUTIVE's employment with the COMPANY terminates, the EXECUTIVE shall not, directly or indirectly, be an owner, partner, joint venturer, employee, officer, director, or shareholder (unless as owner of no more than ten [10%] percent of the issued and outstanding capital stock of such entity or unless such stock is traded on a major securities exchange or otherwise as a purely passive shareholder), of any financial institution, which is in competition with the COMPANY and which operates anywhere in Palm Beach County, Florida.

          (b) Notwithstanding any provision in Paragraph 11(a), above, or any other provision of this Agreement to the contrary, the EXECUTIVE shall be permitted to:

                  (1) Invest and/or participate in the management of companies or other entities which are not in competition with the COMPANY,

                  (2) Engage in real estate transactions and earn commissions thereby as a real estate broker, provided that all such transactions are fully disclosed to the COMPANY's Chief Executive Officer or the Board of Directors;

                  (3) To serve on the boards of directors, serve as a trustee, or be a member of audit committees, of other entities where the EXECUTIVE may receive director fees, consulting fees, or advisory fees therefrom, provided that such service does not materially interfere with the EXECUTIVE's employment duties as set forth in this Agreement.

12.      Severability.

         Invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provisions.

13.      Terminology.

         All personal pronouns used in this Agreement, whether used in the masculine, feminine or neuter gender, shall include all other genders; the singular shall include the plural and vice versa. Titles of Paragraphs are for convenience only, and neither limit nor amplify the provisions of the Agreement itself.

14.      Governing Law.

         This Agreement shall be governed and construed in accordance with the laws of the State of Florida.

15.      Entire Agreement.

         This Agreement contains the entire understanding between parties and may not be changed or modified except by an Agreement in writing signed by all the parties.

16.      Notice.

         Any Notice required or permitted to be delivered hereunder shall be deemed to be delivered when deposited in the United States mail, return receipt requested, addressed to the parties at the addresses first stated herein, or to such other address as either party hereto shall from time to time designate to the other party by notice in writing as provided herein.

17.      Other Instruments.

         The parties hereby covenant and agree that they will execute such other and further instruments and documents as are or may become necessary or convenient to effectuate and carry out the terms of this Agreement.

18.      Counterparts.

         This Agreement may be executed in any number of counterparts and each such counterpart shall for all purposes be deemed an original.

19.      Assignability.

         This Agreement shall not be assigned by either party, except with the written consent of the other.

20.      Attorneys' Fees.

         In any litigation arising out of this Agreement, the prevailing party shall be entitled to all costs and expenses, including reasonable attorneys' fees, and all costs and expenses including reasonable attorneys' fees for appellate proceedings. Venue for such litigation shall be Palm Beach County, Florida.

IN WITNESS WHEREOF, this Agreement has been duly signed by the EXECUTIVE and on behalf of the COMPANY on the day and year first above written.

As to the "COMPANY"



By: s/ James L. Wilson
    -----------------------------------
    James L. Wilson, President and
    Chief Operating Officer


As to the "EXECUTIVE"
Philip C. Modder



By: s/ Philip C. Modder
    -----------------------------------
    Philip C. Modder

                                 AMENDMENT #1 to
                         EXECUTIVE EMPLOYMENT AGREEMENT
                                       OF
                                 PHILIP C MODDER

         AMENDMENT #1 to the EXECUTIVE EMPLOYMENT AGREEMENT effective this 30th day of June, 1997, by and between SOUTHERN SECURITY BANK CORPORATION, a Florida corporation, having its principal place of business at 3475 Sheridan Street, Post Office Box 6699, Hollywood, Florida 33021 (hereinafter the "COMPANY"), and PHILIP C. MODDER, whose address is: Post Office Box 520, Boca Raton, Florida 33429-0520 (hereinafter the "EXECUTIVE"). This amendment and effectiveness thereof is subject the approval of the Federal Reserve Bank and other requisite Regulatory Approval.

         For the mutual covenants hereinafter set forth and for other good and valuable consideration, the receipt of which is hereby acknowledged, the COMPANY agrees to employ the EXECUTIVE and the EXECUTIVE agrees to be employed by the COMPANY on all terms and conditions as set forth in that contract agreement dated June 11, 1992, as if fully restated in this amendment, except for the following modifications as set forth below; The item number below corresponds to that item number if recited in the original contract agreement of 6/11/92; As a matter of confirmation by the parties to the Executive Employment Agreement and as now being Amended, said Agreement has been extended for an additional five [5] year period due to the automatic renewal provisions contained therein, and is subject again to automatic renewal on June 10, 2002.

3. Base Compensation. The COMPANY shall pay to the EXECUTIVE, and the EXECUTIVE agrees to accept a minimum base salary compensation of $175,000 per year beginning on 7/1/97, paid in 24 installments per year [twice per month] adjusted annually by the greater of 5%, or the CPI, consumer price index.

5. Class-A Common Stock Options. The company will provide EXECUTIVE with 10- year term [10 years from the date of granting] Class-A Common Stock Options with an Option Price established at 110% of the then per-share book value when granted [a 10% premium], a quantity of Class-A Common Stock Options in the amount of 6% the EXECUTIVE of the then total of all classes of capital stock issued and outstanding, accruing and being credited to the EXECUTIVE, semi-annually on July 1st and January 1st of each year, the first such granting to begin on 7/1/97, and occurring every 6 months thereafter until at the end of the five year period a total of 6% of the then issued and outstanding of all classes of stock have been granted thereto. These Options are in addition to any previously granted options to EXECUTIVE under the original Employment contract agreement. For example, on July 1, 1997, if the company had a total of 14,713,435 shares of all classes of stock issued and outstanding [including those shares owned by EXECUTIVE], then EXECUTIVE would each be granted 88,280 options [math:
          14,713,435 x {0.06/10 = 88,280 options, rounded-off, no fractional options granted] for Class-A common stock, expiring 10 years from 7/1/97, and with an option price equating to 110% of the book value per share [$0.09617 x 1.10 = $0.10579] of the company as of 6/30/97.
          In the event additional shares of the company's capital stock are issued as a result of any public or private offering[s] or due to Merger[s] and/or acquisition[s] of the company with another company[s], EXECUTIVE will immediately be granted in bulk, at the consummation of each such Merger, Acquisition, Public/Private sale of the company's capital stock, additional 10-year options, priced at 110% of the then book value of the company's stock, as determined by most recent previously issued 6 month financial statement, either the unaudited June 30th or the audited December 31st, such that EXECUTIVE will have Class-A common stock options granted representing exactly 6% of the total of all classes of the issued and outstanding shares of the company's capital stock, for Class-A common stock options that have been granted from 7/1/97 through to the date of each such occurrence. Any Options granted to EXECUTIVE prior to 7/1/97 are excluded from the computation of this new 1997 Stock Option Plan granting arrangement.

21) Tax Incentive Bonus. The COMPANY agrees to pay EXECUTIVE, when due to the IRS, however, no later than April 15th of each calendar year, a tax incentive bonus equal to the personal income tax liability for the EXECUTIVE, that may result from of all forms of Compensation paid to the EXECUTIVE, [except the EXECUTIVE's Base Salary], including but not limited to, Stock Options granted, Class-A Common Stock being granted by the COMPANY, or of the exchange of Class-A COMPANY Capital Stock for relief of debt owed by the COMPANY to the EXECUTIVE, when each such event[s] are consummated. The only item of compensation that is not covered by this tax incentive bonus is the EXECUTIVE's Base Salary recited above in paragraph 3; All other forms of compensation, benefits, and incentive bonuses shall be subject to an additional Tax Incentive Bonus, immediately payable to the EXECUTIVE by the COMPANY. When all such personal tax liability is accrued against the EXECUTIVE, and due by the IRS.

22) Exchange of Compensation for Class-A Common Stock. At the sole option of the EXECUTIVE any unpaid salary and/or benefits recited in the employment contract, at the election of the executive, EXECUTIVE may exchange any portion or all of any unpaid salary and/or any benefits accrued to the benefit of the EXECUTIVE, for Class-A Common Stock at the exchange rate equal to 110% of the then book value of the COMPANY's Stock, as determined by most recent previously issued 6 month financial statement, either the unaudited June 30th or the audited December 31st; After each such exchange [common stock for unpaid and accrued salary and/or benefits] the COMPANY shall pay to the executive no later than when due by the then IRS code, a tax incentive bonus equal to any personal income tax liability for the EXECUTIVE that may result, because of any said exchanges for relief of debt owed by COMPANY to the EXECUTIVE, above mentioned.

All other terms and conditions of the original EXECUTIVE Employment agreement of June 11, 1992, are in full force and effect as if fully restate herein at length, and as attached hereto for reference.

IN WITNESS WHEREOF, this Agreement has been duly signed by the EXECUTIVE and on behalf of the COMPANY on the day and year first above written.

As to the "COMPANY"

Floyd D. Harper, Vice President
Southern Security Bank Corporation

As to the "EXECUTIVE"


Philip C. Modder